CSW Energy, Inc.
                                 Statements of Income
                  For the Twelve Months Ended March 31, 1999 & 1998
                                     (Unaudited)
                                       ($000's)


                                                  1999                 1998
                                              -------------         ------------
OPERATING REVENUE:
      Equity in income from energy projects       $ 14,880             $ 15,091
      Electric and Thermal Revenue                 117,803               20,425
      Operation and maintenance services             7,330                4,569
      Other                                         15,408                  352
                                              -------------         ------------
              Total operating revenue              155,421               40,437


OPERATING EXPENSES:
      Salaries, wages, and benefits                  9,151                5,586
      Fuel expense                                  71,262               12,605
      Operation and maintenance services            34,369                8,891
      General and administrative                    23,733                2,423
                                              -------------         ------------
              Total operating expenses             138,515               29,505
                                              -------------         ------------

INCOME FROM OPERATIONS                              16,906               10,932

OTHER INCOME (EXPENSE)
      Interest income                               27,414               12,315
      Interest expense                             (36,831)             (14,224)
      Other, net                                     2,926                   (9)
                                              -------------         ------------
              Total other income (expense)          (6,491)              (1,918)
                                              -------------         ------------

INCOME  BEFORE INCOME TAXES                         10,415                9,014

PROVISION  FOR INCOME TAXES                          6,239                3,645
                                              -------------         ------------

              Net income (loss)                    $ 4,176              $ 5,369
                                              =============         ============